                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                           --------------------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                           --------------------------

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                            SECTION 305(b)(2) _______

                           --------------------------

                     UNITED STATES TRUST COMPANY OF NEW YORK
               (Exact name of trustee as specified in its charter)

           New York                                          13-3818954
(Jurisdiction of incorporation                           (I. R. S. Employer
 if not a U. S. national bank)                           Identification No.)

     114 West 47th Street                                    10036-1532
      New York,  New York                                    (Zip Code)
     (Address of principal
      executive offices)


                           --------------------------
                           Dayton Superior Corporation
               (Exact name of obligor as specified in its charter)

                  Ohio                                         31-0676346
     (State or other jurisdiction of                       (I. R. S. Employer
     incorporation or organization)                        Identification No.)

      7777 Washington Village Drive                               45459
                Suite 130                                      (Zip code)
              Dayton, Ohio
(Address of principal executive offices)

                           --------------------------
                                 Dur-O-Wal, Inc.
               (Exact name of obligor as specified in its charter)

                Delaware                                       36-3104265
     (State or other jurisdiction of                       (I. R. S. Employer
     incorporation or organization)                        Identification No.)

           4260 Wesbrook Drive                                    60504
                Suite 120                                      (Zip code)
            Aurora, Illinois
(Address of principal executive offices)


                           --------------------------
                               Symons Corporation
               (Exact name of obligor as specified in its charter)

                Delaware                                       06-1053316
     (State or other jurisdiction of                       (I. R. S. Employer
     incorporation or organization)                        Identification No.)

          200 East Touhy Avenue                                   60017
          Des Plaines, Illinois                                (Zip code)
(Address of principal executive offices)











                           --------------------------
                     13% Senior Subordinated Notes due 2009
                       (Title of the indenture securities)

                                     GENERAL


1.       GENERAL INFORMATION

         Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

         Federal Reserve Bank of New York (2nd District), New York, New York
              (Board of Governors of the Federal Reserve System)
         Federal Deposit Insurance Corporation, Washington, D.C.
         New York State Banking Department, Albany, New York

         (b) Whether it is authorized to exercise corporate trust powers.

             The trustee is authorized to exercise corporate trust powers.

2.       AFFILIATIONS WITH THE OBLIGOR

         If the obligor is an affiliate of the trustee, describe each such affiliation.

             None

3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15:

         Dayton Superior Corporation currently is not in default under its indenture. Accordingly, responses to Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15 of Form T-1 are not required under General Instruction B.

16.      LIST OF EXHIBITS

         T-1.1    --  Organization Certificate, as amended, issued by the State of New York Banking Department to transact business as a Trust Company, is incorporated by reference to Exhibit
                      T-1.1 to Form T-1 filed on September 15, 1995 with the
                      Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990
                      (Registration No. 33-97056).

         T-1.2    --  Included in Exhibit T-1.1.

         T-1.3    --  Included in Exhibit T-1.1.

16.  LIST OF EXHIBITS
     (CONT'D)

         T-1.4    --  The By-Laws of United States Trust Company of New York, as
                      amended, is incorporated by reference to Exhibit T-1.4 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 (Registration No.
                      33-97056).

         T-1.6    --  The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust
                      Indenture Reform Act of 1990.

         T-1.7    --  A copy of the latest report of condition of the trustee pursuant to law or the requirements of its supervising or examining authority.

NOTE
====

As of July 11, 2000, the trustee had 2,999,020 shares of Common Stock outstanding, all of which are owned by its parent company, U.S. Trust Corporation. The term "trustee" in Item 2, refers to each of United States Trust Company of New York and its parent company, U. S. Trust Corporation.

In answering Item 2 in this statement of eligibility as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.

                               ------------------

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, United States Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 11th day of July 2000.

UNITED STATES TRUST COMPANY
    OF NEW YORK, Trustee

By:
    -------------------------------
    Cynthia Chaney
    Assistant Vice President

                                                                   EXHIBIT T-1.6

        The consent of the trustee required by Section 321(b) of the Act.

                     United States Trust Company of New York
                              114 West 47th Street
                               New York, NY 10036


June 27, 2000



Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC  20549

Gentlemen:

Pursuant to the provisions of Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and subject to the limitations set forth therein, United States Trust Company of New York ("U.S. Trust") hereby consents that reports of examinations of U.S. Trust by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.




Very truly yours,


UNITED STATES TRUST COMPANY
       OF NEW YORK


         /s/Gerard F. Ganey
         -------------------------
By:      Gerard F. Ganey
         Senior Vice President

                                                                   EXHIBIT T-1.7

                     UNITED STATES TRUST COMPANY OF NEW YORK
                       CONSOLIDATED STATEMENT OF CONDITION
                                 MARCH 31, 2000
                                ($ IN THOUSANDS)

ASSETS
Cash and Due from Banks                        $      341,320
Short-Term Investments                                 63,345

Securities, Available for Sale                        541,852

Loans                                               2,569,198
Less:  Allowance for Credit Losses                     17,809
                                               --------------
      Net Loans                                     2,551,388
Premises and Equipment                                 58,788
Other Assets                                          200,645
                                               --------------
      TOTAL ASSETS                             $    3,757,339
                                               ==============

LIABILITIES
Deposits:
      Non-Interest Bearing                     $      890,544
      Interest Bearing                              2,158,793
                                               --------------
         Total Deposits                             3,049,337

Short-Term Credit Facilities                          296,646
Accounts Payable and Accrued Liabilities              196,619
                                               --------------
      TOTAL LIABILITIES                        $    3,542,602
                                               ==============

STOCKHOLDER'S EQUITY
Common Stock   14,995
Capital Surplus                                        53,041
Retained Earnings                                     151,504
Unrealized Loss on Securities
     Available for Sale (Net of Taxes)                 (4,804)
                                               --------------

TOTAL STOCKHOLDER'S EQUITY                            214,736
                                               --------------
    TOTAL LIABILITIES AND
     STOCKHOLDER'S EQUITY                      $    3,757,339
                                               ==============

I, Richard E. Brinkmann, Managing Director & Comptroller of the named bank do hereby declare that this Statement of Condition has been prepared in conformance with the instructions issued by the appropriate regulatory authority and is true to the best of my knowledge and belief.

Richard E. Brinkmann, Managing Director & Controller

May 16, 2000